EXHIBIT 12

                           MIDAMERICAN ENERGY COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)

                                                               TWELVE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                DECEMBER 31, 2000                   DECEMBER 31, 1999
                                                          ---------------------------------   ----------------------------------
                                                                         Supplemental (a)                    Supplemental (a)
                                                                      ---------------------              ----------------------
                                                                                      As                                  As
                                                                      Adjustment   Adjusted              Adjustment    Adjusted
                                                                      ----------   --------              ----------    --------
Income from continuing operations .....................   $ 165,456   $      --   $ 165,456   $ 127,331   $      --   $ 127,331
                                                          ---------   ---------   ---------   ---------   ---------   ---------

Add (Deduct):
Total income taxes ....................................     110,461          --     110,461      88,453          --      88,453
Interest on long-term debt ............................      61,120       1,599      62,719      65,649       2,509      68,158
Other interest charges ................................       9,056          --       9,056      11,249          --      11,249
Preferred stock dividends of subsidiary trust .........       7,980          --       7,980       7,980          --       7,980
Interest on leases ....................................         154          --         154         176          --         176
                                                          ---------   ---------   ---------   ---------   ---------   ---------
                                                            188,771       1,599     190,370     173,507       2,509     176,016
                                                          ---------   ---------   ---------   ---------   ---------   ---------

    Earnings available for fixed charges ..............     354,227       1,599     355,826     300,838       2,509     303,347
                                                          ---------   ---------   ---------   ---------   ---------   ---------

Fixed Charges:
Interest on long-term debt ............................      61,120       1,599      62,719      65,649       2,509      68,158
Other interest charges ................................       9,056          --       9,056      11,249          --      11,249
Preferred stock dividends of subsidiary trust .........       7,980          --       7,980       7,980          --       7,980
Interest on leases ....................................         154          --         154         176          --         176
                                                          ---------   ---------   ---------    --------   ---------   ---------
    Total fixed charges ...............................      78,310       1,599      79,909      85,054       2,509      87,563
                                                          ---------   ---------   ---------    --------   ---------   ---------

Ratio of earnings to fixed charges ....................        4.52          --        4.45        3.54          --        3.46
                                                          =========   =========   =========   =========   =========   =========
Preferred stock dividends .............................   $   4,955   $      --   $   4,955   $   4,955   $      --   $   4,955
Ratio of net income before income taxes to net income .      1.6676          --      1.6676      1.6947          --      1.6947
                                                          ---------   ---------   ---------   ---------   ---------   ---------
Preferred stock dividend requirements
     before income tax ................................       8,263          --       8,263       8,397          --       8,397
                                                          ---------   ---------   ---------   ---------   ---------   ---------
Fixed charges plus preferred
     stock dividend requirements ......................      86,573       1,599      88,172      93,451       2,509      95,960
                                                          ---------   ---------   ---------   ---------   ---------   ---------

Ratio of earnings to fixed charges plus preferred stock
     dividend requirements (pre-income tax basis) .....        4.09          --        4.04        3.22          --        3.16
                                                          =========   =========   =========   =========   =========   =========

Note:(a)  Amounts  in  the  supplemental  columns  are  to  reflect  MidAmerican
     Energy's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                     EXHIBIT 12

                           MIDAMERICAN ENERGY COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)

                                                                 TWELVE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                  DECEMBER 31, 1998                  DECEMBER 31, 1997
                                                          ---------------------------------   ---------------------------------
                                                                        Supplemental (a)                    Supplemental (a)
                                                                      ---------------------               ---------------------
                                                                                      As                                  As
                                                                      Adjustment   Adjusted               Adjustment   Adjusted
                                                                      ----------   --------               ----------   --------
Income from continuing operations .....................   $ 115,593   $      --   $ 115,593   $ 125,941   $      --   $ 125,941
                                                          ---------   ---------   ---------   ---------   ---------   ---------

Add (Deduct):
Total income taxes ....................................      76,042          --      76,042      76,317          --      76,317
Interest on long-term debt ............................      70,193       2,931      73,124      78,120       3,760      81,880
Other interest charges ................................      14,128          --      14,128      10,027          --      10,027
Preferred stock dividends of subsidiary trust .........       7,980          --       7,980       7,980          --       7,980
Interest on leases ....................................         212          --         212         268          --         268
                                                          ---------   ---------   ---------   ---------   ---------   ---------
                                                            168,555       2,931     171,486     172,712       3,760     176,472
                                                          ---------   ---------   ---------   ---------   ---------   ---------

    Earnings available for fixed charges ..............     284,148       2,931     287,079     298,653       3,760     302,413
                                                          ---------   ---------   ---------   ---------   ---------   ---------


Fixed Charges:
Interest on long-term debt ............................      70,193       2,931      73,124      78,120       3,760      81,880
Other interest charges ................................      14,128          --      14,128      10,027          --      10,027
Preferred stock dividends of subsidiary trust .........       7,980          --       7,980       7,980          --       7,980
Interest on leases ....................................         212          --         212         268          --         268
                                                          ---------   ---------   ---------   ---------   ---------   ---------
    Total fixed charges ...............................      92,513       2,931      95,444      96,395       3,760     100,155
                                                          ---------   ---------   ---------   ---------   ---------   ---------

Ratio of earnings to fixed charges ....................        3.07          --        3.01        3.10          --        3.02
                                                          =========   =========   =========   =========   =========   =========

Preferred stock dividends .............................   $   4,952   $      --   $   4,952   $   6,488   $      --   $   6,488
Ratio of net income before income taxes to net income .      1.6578          --      1.6578      1.6060          --      1.6060
                                                          ---------   ---------   ---------   ---------   ---------   ---------
Preferred stock dividend requirements
   before income tax ..................................       8,209          --       8,209      10,420          --      10,420
                                                          ---------   ---------   ---------   ---------   ---------   ---------

Fixed charges plus preferred
   stock dividend requirements ........................     100,722       2,931     103,653     106,815       3,760     110,575
                                                          ---------   ---------   ---------   ---------   ---------   ---------

Ratio of earnings to fixed charges plus preferred stock
     dividend requirements (pre-income tax basis) .....        2.82          --        2.77        2.80          --        2.73
                                                          =========   =========   =========   =========   =========   =========

Note:(a)  Amounts  in  the  supplemental  columns  are  to  reflect  MidAmerican
     Energy's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                      EXHIBIT 12


                           MIDAMERICAN ENERGY COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                  (Unaudited)

                                                                 TWELVE MONTHS ENDED
                                                                  DECEMBER 31,1996
                                                          ---------------------------------
                                                                        Supplemental (a)
                                                                      ---------------------
                                                                                     As
                                                                      Adjustment  Adjusted
Income from continuing operations .....................   $ 165,132   $      --   $ 165,132
                                                          ---------   ---------   ---------

Add (Deduct):
Total income taxes ....................................     112,927          --     112,927
Interest on long-term debt ............................      79,434       3,615      83,049
Other interest charges ................................      10,842          --      10,842
Preferred stock dividends of subsidiary trust .........         288          --         288
Interest on leases ....................................         375          --         375
                                                          ---------   ---------   ---------
                                                            203,866       3,615     207,481
                                                          ---------   ---------   ---------

    Earnings available for fixed charges ..............     368,998       3,615     372,613
                                                          ---------   ---------   ---------


Fixed Charges:
Interest on long-term debt ............................      79,434       3,615      83,049
Other interest charges ................................      10,842          --      10,842
Preferred stock dividends of subsidiary trust .........         288          --         288
Interest on leases ....................................         375          --         375
                                                          ---------   ---------   ---------

    Total fixed charges ...............................      90,939       3,615      94,554
                                                          ---------   ---------   ---------

Ratio of earnings to fixed charges ....................        4.06          --        3.94
                                                          =========   =========   =========

Preferred stock dividends .............................   $  10,401   $      --   $  10,401
Ratio of net income before income taxes to net income .      1.6839          --      1.6839
                                                          ---------   ---------   ---------
Preferred stock dividend requirements
   before income tax ..................................      17,514          --      17,514
                                                          ---------   ---------   ---------
Fixed charges plus preferred
   stock dividend requirements ........................     108,453       3,615     112,068
                                                          ---------   ---------   ---------

Ratio of earnings to fixed charges plus preferred stock
     dividend requirements (pre-income tax basis) .....        3.40          --        3.32
                                                          =========   =========   =========

Note:(a)  Amounts  in  the  supplemental  columns  are  to  reflect  MidAmerican
     Energy's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.